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                                                                EXHIBIT (10-6)


                              ASSIGNMENT AGREEMENT

This Assignment Agreement (the "Agreement") is entered into as of May 31, 1996 by and between Telecom (AE), a division of Wina Associates Limited ("TAE" or "Assignor") and Central Communications Corporation ("CCC" or "Assignee").

                                    RECITALS

A. TAE is the assignee of the interest of Internet Communications Services, Inc. ("Internet") in a certain Validation Processing Purchase Agreement with La Opinion Tarieta Telefonica Telecard, Inc. a California corporation ("La Opinion") whereby Internet supplies telecommunication services and La Opinion purchases such services from Internet for resale (the "La Opinion Agreement"), a copy of which La Opinion Agreement is attached as Exhibit "A", and a copy of the assignment agreement from Internet to TAE is attached as Exhibit "B".


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B.   CCC desires to acquire all of TAE's right, title and interest to the La
Opinion Agreement, and

C. TAE is willing to assign the La Opinion Agreement to CCC on the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the covenants herein contained, TAE and CCC agree as follows:

1.   RECITALS AND DEFINITIONS

     A. The foregoing recitals are true and correct and are incorporated herein and made a part hereof.

     B. For purposes of this Agreement, the terms set forth below shall have the following meanings:

          1. "La Opinion Agreement" has the meaning set forth in the recitals above.

2.   BASIC TRANSACTION

     A. In consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by TAE, TAE does hereby assign, transfer and set over to CCC and CCC does hereby receive and acquire all of TAE's right, title and interest in the La Opinion Agreement.



3.   MISCELLANEOUS

     A. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by overnight delivery, confirmed telecopy or prepaid first class registered or certified mail, return receipt requested, to the following addresses, or such other address as are given to the other parties to this Agreement in the manner set forth herein:


     (i)  If to the Assignor, to:


               TELECOM (AE), A DIVISION OF WINA ASSOCIATES LIMITED c/o Roderick H. McCloy Law Corporation
               1700 Three Bentall Centre
               P.O. Box 49117, 595 Burrard Street


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               Vancouver, British Columbia, Canada V7X 1G4
               Telephone No: 604-891-1336
               Facsimile No: 604-682-7329


     (ii) If to the Assignee, to:

               CENTRAL COMMUNICATIONS CORPORATION
               401 East Fourth Street
               Reno, Nevada, 89512
               Telephone No: 702-786-7979
               Facsimile No:   702-786-7989


Any such notices shall be effective when delivered in person or sent by telecopy, one business day after being sent by overnight delivery or three business days after being by registered or certified mail. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

     B. FURTHER ASSURANCES. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     C. COSTS AND EXPENSES. Each party hereto agrees to pay its own costs and expenses, including legal accounting, brokerage, consultant and adviser fees, incurred in negotiating this Agreement and consummating the transactions described herein.

     D.   TIME.  Time is of the essence.

     E. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters, and understandings relating to the subject matter hereof.

     F. AMENDMENT. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

     G. CHOICE OF LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Nevada.

     H. HEADINGS. The section and subsection headings in this Agreement are inserted for


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convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     I. PRONOUNS. All pronouns and any variations whereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

     J. NUMBER AND GENDER. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter as the context indicates is appropriate.

     K. CONSTRUCTION. The parties hereto and their respective legal counsel participated in the preparation of this Agreement, therefore this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

     L. EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or waiver by such party or any breach of any other provision.

     M. SEVERABILITY. The invalidity, illegality or unenforcability of any provision of this Agreement which will remain in full force and effect, nor will the invalidity, illegality or unenforcability of any portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be performed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

     N. BINDING NATURE. This Agreement will be binding upon and will enure to the benefit of any successor or successors of the parties hereto.

     O. NO THIRD PARTY BENEFICIARIES. No person shall be deemed to possess any third party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

     P. COUNTERPARTS. This Agreement may be executed by fax or facsimile transmission and in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                    TELECOM (AE), A DIVISION OF
                    WINA ASSOCIATES LIMITED



                    By: /s/ SIR QUENTIN CHARLES AGNEW-SOMERVILLE
                       ----------------------------------------------------
                          Sir Quentin Charles Agnew-Somerville, Director




                    CENTRAL COMMUNICATIONS CORPORATION

                    By: /s/ JEFFREY ANTISDEL
                       ----------------------------------------------------
                          Jeffrey Antisdel, Director



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